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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-3 of our report dated November 8, 2002 relating to the financial statements of Engine Management (a business of Dana Corporation), which appears in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Toledo, Ohio
February 13, 2003